Exhibit 99.1

Edge Therapeutics Appoints Rosemary A. Crane, Pharmaceutical Industry Leader, to its Board of Directors

Former Johnson & Johnson and Bristol-Myers Squibb Executive Brings 30 Years of  Commercial and Operations Experience

BERKELEY HEIGHTS, N.J., – September 19, 2017 – Edge Therapeutics, Inc. (Nasdaq: EDGE), a clinical-stage biotechnology company developing novel hospital-based therapies for the management of acute, life-threatening conditions, today announced the appointment of pharmaceutical industry leader Rosemary A. (Rose) Crane to Edge’s Board of Directors. Ms. Crane’s appointment expands the Board of Directors to 10 members, eight of whom are independent.

“With over 30 years of experience in global commercialization and business operations in the pharmaceutical and life science industry, and more than 25 years of therapeutic and drug launch experience, Rose brings a wealth of expertise that complements and strengthens our existing Board of Directors skill-set, and will make her a vital contributor in guiding our growth strategy,” said Sol J. Barer, Ph.D., Edge’s Chairman of the Board.

Ms. Crane currently serves as a Director of Teva Pharmaceuticals and as Vice Chairman of the Board of Zealand Pharma A/S. Ms. Crane held senior executive positions at Johnson & Johnson, including Group Chairman, OTC & Nutritional Group, Group Chairman, Consumer, Specialty Pharmaceuticals and Nutritionals, and Executive Vice President of Global Marketing for the Pharmaceutical Group. Ms. Crane has also served in executive roles at Bristol-Myers Squibb, including President of U.S. Primary Care and President of Global Marketing and Consumer Products. She also served as President and Chief Executive Officer of MELA Sciences, Inc. and President and Chief Executive Officer of Epocrates, Inc. Ms. Crane received her MBA from Kent State University and her BA in Communications and English from the State University of New York.

Ms. Crane commented, “Edge expects to reach key milestones during the balance of 2017 and in 2018. The team’s progress with its lead development program, EG-1962, has been impressive, and serving on Edge’s Board of Directors is a great opportunity for me to share my commercial launch experience with Edge’s Board and management team to move the company ahead.”

About Edge Therapeutics, Inc.

Edge Therapeutics, Inc. is a clinical-stage biotechnology company that discovers, develops and seeks to commercialize novel, hospital-based therapies capable of transforming treatment paradigms for the management of acute, life-threatening neurological and other conditions. EG-1962, Edge’s lead product candidate, has the potential to fundamentally improve patient outcomes and transform the management of aneurysmal subarachnoid hemorrhage, which is bleeding around the brain due to a ruptured brain aneurysm. Edge is evaluating EG-1962 in two clinical studies: a pivotal Phase 3 NEWTON 2 study of EG-1962 delivered via external ventricular drain, and a study of direct intracisternal administration of EG-1962. For additional information about Edge, please visit www.edgetherapeutics.com.

Forward-Looking Statements

This press release and any statements of representatives of Edge Therapeutics, Inc. related thereto that are not historical in nature contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, without limitation, statements with respect to Edge’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “seeks,” “intends,” “plans,” “potential” or similar expressions, including statements with respect to the potential effects of its products, and the timing of key milestones. These statements are based upon the current beliefs and expectations of Edge’s management and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various risk factors (many of which are beyond Edge’s control) as described under the heading “Risk Factors” in Edge’s filings with the United States Securities and Exchange Commission.

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Investor and Media Contact:
Gregory Gin
Edge Therapeutics, Inc.
Tel: 1-800-208 EDGE (3343)
Email: ggin@edgetherapeutics.com